Exhibit 10.26

AMENDMENT NUMBER 2

TO

2000 CITY NATIONAL BANK

EXECUTIVE DEFERRED COMPENSATION PLAN

(Amended and Restated for Plan Years 2004/05 and Later

Effective on January 1, 2009)

WHEREAS, City National Bank (“Bank”) maintains the 2000 City National Bank Executive Deferred Compensation Plan (the “Plan”) to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and/or commissions and bonuses;

WHEREAS, pursuant to Section 4.3 of the Plan a Participant who is entitled to receive an allocation of Employer Contributions under the City National Corporation (“Corporation”) Profit Sharing Plan (“PS Plan”) may be entitled to an additional contribution to the Plan by the Bank or the Corporation (a “Profit Sharing Make-Up Contribution”) as provided in Section 4.3(b);

WHEREAS, pursuant to Section 4.3(b) of the Plan no Profit Sharing Make-Up Contribution is allocated if the PS Plan Employer Contribution, alone or in conjunction with the Profit Sharing Make-Up Contribution, equals or exceeds the aggregate maximum allowed under the PS Plan;

WHEREAS, it is desirable to amend the Plan to credit a Profit Sharing Make-Up Contribution for years an Employer Contribution is made to the PS Plan on the same basis as participants in the PS Plan received (i.e. same percentage of otherwise eligible PS Plan pay);

WHEREAS, pursuant to Section 8.4 of the Plan, the Bank has the right to amend the Plan; and,

WHEREAS, this amendment is intended not to constitute a material modification, in accordance with Section 1.409A-6(a)(4)(i)(B) of the Treasury Regulations;

NOW, THEREFORE, the Plan is hereby amended, effective as of May 1, 2011 as follows:

1.             Section 4.3(b) of the Plan is amended to read as follows:

“A Participant shall receive a Profit Sharing Make-Up Contribution for a Plan Year in an amount determined by multiplying (i) the amount of Compensation (as such term is used in the CNC Profit Sharing Plan) that such Participant has elected to defer pursuant to this Plan for such Plan Year, by (ii) the percentage of Compensation (as such term is used in the CNC Profit Sharing Plan) that participants in the CNC Profit Sharing Plan received for such Plan Year as an Employer Contribution.”

2.             Except as provided herein, the terms of the Plan remain in full force and effect with respect to Grandfathered Amounts.

IN WITNESS WHEREOF, the Bank has caused its duly authorized officer to be effective as of the date first referenced above.

CITY NATIONAL BANK

By:	/s/ Patti Fischer
Patti Fischer
Its: Senior Vice President Human Resources